Exhibit 23.3

CONSENT OF SOUZA, CESCON AVEDISSIAN, BARRIEU E FLESCH ADVOGADOS

São Paulo, December 28, 2007

Re:  Consent of Souza, Cescon Avedissian, Barrieu e Flesch Advogados

Ladies and Gentlemen:

We hereby consent to the reference made to our firm under the captions “Legal Matters” and “Enforcement of Civil Liabilities” of the Registration Statement (Form F-4 No. 333-147235) and related Prospectus of Cosan Limited for the registration of class A common shares and class B series 2 common shares of its common stock.

Very truly yours

/s/ Alexandre Barreto
Souza, Cescon Avedissian, Barrieu e Flesch Advogados